UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  06/19/2006

Appleton Papers Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  333-82084

Delaware	36-2556469
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

825 East Wisconsin Avenue
Appleton, WI 54911
(Address of principal executive offices, including zip code)

920-734-9841
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.02.    Termination of a Material Definitive Agreement

Graham Bennington, chief executive officer of BemroseBooth Limited (the "Company"), a subsidiary of Appleton Papers Inc., announced on June 19, 2006 his plans to retire from the Company. Mr. Bennington chose to announce his retirement plans now to provide the Company enough time to find the best qualified individual to succeed him and to make the management change as smooth as possible. Mr. Bennington will continue to serve as the Company's chief executive officer during the candidate search and transition period. Mr. Bennington's retirement will result in the termination of his employment services agreement with the Company.
        A copy of the press release dated June 19, 2006 is attached as Exhibit 99.1 to this report.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Appleton Papers Inc.

Date: June 19, 2006	By:	/s/ Angela M. Tyczkowski
Angela M. Tyczkowski
Vice President, Secretary and General Counsel

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release, dated June 19, 2006